Exhibit 6.2
                                                      -----------
                           Form of Dealer Agreement
                           ------------------------

                           Oak Ridge Investments, Inc.
                        233 N. Michigan Ave., Suite 1807
                               Chicago, IL 60601

                                           January __, 1996


[Dealer Name and
Address]


Dear Sir or Madam:

           Oak Ridge Investments, Inc. ("Oak Ridge"), as the Distributor of the shares of O.R.I. Growth Fund and any other series offered from time to time by O.R.I. Funds, Inc. to which the terms of this Agreement may be extended as provided herein (collectively, the "Funds"), understands that you are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") (your signature below constitutes a representation of such membership in good standing) and, on the basis of such understanding, invites you to become a Selected Dealer to distribute any or all shares of these Funds on the following terms:

         1.    You and ourselves agree to abide by the Rules of Fair
Practice of the NASD and all other federal and state rules and regulations that are now or may become applicable to transactions hereunder. Your expulsion or suspension from the NASD will automatically terminate this Agreement without notice. Oak Ridge may terminate this Agreement at any time upon notice either in its entirety or with respect to any one or more of the Funds.

         2. Orders for shares received from you and accepted by us will be at the public offering price applicable to each order, as established by the then effective prospectus of each Fund. All orders are subject to acceptance by us, and we reserve the right in our sole discretion to reject any order. We also reserve the right to establish minimum orders for individual purchasers as well as for Selected Dealers.

         3. You will be compensated for your services herein with respect to sales made to investors who are not excepted from having to pay a front-end sales charge on the basis of a dealer concession from the public offering price, as established in the then current prospectus of each Fund. You will not, however, be compensated for your services herein with respect to sales made to investors who, according to the then current prospectus of the relevant Fund, may purchase shares of the Fund at net asset value (without the imposition of a front-end sales charge). The front-end sales charge and related dealer concession or sales commission, as the case may be, applicable to sales of the shares of a Fund may be increased or decreased in our discretion in the manner described in Section 10 below.

        4. You agree that your transactions in shares of the Funds will be limited to the purchase of shares from us for resale to your customers at the public offering price then in effect or for your own bona fide investment and to repurchases which are made in accordance with the procedures set forth in the then current prospectus of the relevant Fund.

        5. Except for sales pursuant to plans established by the Funds providing for the periodic investment of new monies, orders will be not be accepted for less than the minimum number of shares or dollar amounts set forth in the then current prospectus of the relevant Fund.

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        6.    You agree that you will not withhold placing customers'
orders so as to profit yourself as a result of such withholding.

        7. You agree to sell shares only to your customers at the applicable public offering price or to the Funds or us as Distributor of the Funds at net asset value, in each case determined as set forth in the current prospectus of the relevant Fund. You further agree only to sell shares of the Funds in those states in which the Funds' shares may legally be offered for sale.

        8. Settlement shall be made within three business days after our acceptance of the order. If payment is not so received or made, we reserve the right forthwith to cancel the sale, or at our option, to resell the shares at the then prevailing net asset value in which latter case you agree to be responsible for any loss resulting to any Fund or to us from your failure to make payments as aforesaid.

         9. If any shares sold to you under the terms of this Agreement are redeemed by a Fund or repurchased for the account of a Fund or are tendered to a Fund for redemption or repurchase within seven business days after the date of our confirmation to you of your original purchase order therefor, you agree to pay forthwith to us the full amount of any dealer concession allowed or commission paid to you on the original sale, and we agree to pay the amount of any such dealer concession to the Fund when received by us. We also agree to pay to the Fund the amount of our share, if any, of any front-end sales charge on the original sale of such shares.

         10. All sales will be subject to receipt of shares by us from the Fund. We reserve the right in our discretion without notice to you to suspend sales or withdraw any offering of shares entirely or with respect to one or more Funds, or to change the public offering prices or sales charges and dealer concessions, as provided in the prospectuses. We further reserve the right upon written notice to you to amend this Agreement to include one or more additional Funds, to exclude from this Agreement one or more Funds then covered by this Agreement, to increase or decrease the amount of any commissions to be paid to you by us on the sale of shares of any of the Funds, or otherwise amend or cancel this Agreement. You agree that any order to purchase shares of a Fund placed by you after your receipt of a revised or supplemented prospectus relating to such Fund and reflecting any such amendment, or your receipt of written notice of any such amendment, as the case may be, shall constitute your agreement to such amendment. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

        11. No person is authorized to make any representation concerning any Fund or its shares except those contained in its effective prospectus and any such information as may be officially designated as information supplemental to the prospectus. In purchasing shares from us you shall rely solely on the representations contained in the relevant Fund's effective prospectus and supplemental information mentioned above.

       12. We will supply to you additional copies of the then effective prospectus and statement of additional information for each Fund in reasonable quantities upon request.

       13. In no transaction shall you have any authority whatsoever to act as agent of a Fund or of us or of any other Selected Dealer and nothing in this Agreement shall constitute either of us the agent of the other or shall constitute you or the Fund the agent of the other. Except as otherwise indicated herein, all transactions in these shares between you and us are as principal, each for his own account. This Agreement shall not be assignable by you.

       14. Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with the NASD. Any notice to Oak Ridge shall be sent to 233 N. Michigan Ave., Suite 1807, Chicago, Illinois 60601, Attention: Samuel Wegbreit, President.

       15. All expenses incurred in connection with your activities under this Agreement shall be borne by you.

       16. This Agreement shall become effective on the date accepted by you, as reflected on the signature page hereof. This Agreement constitutes the entire agreement between Oak Ridge and you and supercedes all prior oral or written agreements between the parties hereto.

Sincerely,

OAK RIDGE INVESTMENTS, INC.

Samuel Wegbreit, President

    The undersigned has caused this Agreement to be executed by its duly authorized officer as of this ____ day of _________, 19__, to evidence its acceptance of your invitation to become a selected dealer and agrees to abide by the foregoing terms and conditions.

________________________________
     (Selected Dealer)

By: ____________________________
     (Authorized Signature)